                                                                   EXHIBIT 12.01

CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                                                YEAR ENDED DECEMBER 31,

EXCLUDING INTEREST ON DEPOSITS:                           2001                 2000                 1999                 1998
                                                       ----------           ----------           ---------            ---------
FIXED CHARGES:
   INTEREST EXPENSE (OTHER THAN
      INTEREST ON DEPOSITS)                               20,262               23,253               17,764               18,997
   INTEREST FACTOR IN RENT EXPENSE                           444                  416                  292                  417
                                                       ----------           ----------           ---------            ---------

      TOTAL FIXED CHARGES                                 20,706               23,669               18,056               19,414
                                                       ----------           ----------           ---------            ---------

INCOME:
   INCOME BEFORE TAXES, MINORITY INTEREST
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES            21,897               21,143               18,151               11,085
   OTHER                                                       -                    -                    -                    -
   FIXED CHARGES                                          20,706               23,669               18,056               19,414
                                                       ----------           ----------           ---------            ---------

      TOTAL INCOME                                        42,603               44,812               36,207               30,499
                                                       ==========           ==========           =========            =========

RATIO OF INCOME TO FIXED CHARGES
   EXCLUDING INTEREST ON DEPOSITS                           2.06                 1.89                 2.01                 1.57
                                                       ==========           ==========           =========            =========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
   INTEREST EXPENSE                                       31,965               36,638               28,674               30,692
   INTEREST FACTOR IN RENT EXPENSE                           444                  416                  292                  417
                                                       ----------           ----------           ---------            ---------

      TOTAL FIXED CHARGES                                 32,409               37,054               28,966               31,109
                                                       ----------           ----------           ---------            ---------

INCOME:
   INCOME BEFORE TAXES, MINORITY INTEREST
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES            21,897               21,143               18,151               11,085
   OTHER                                                       -                    -                    -                    -
   FIXED CHARGES                                          32,409               37,054               28,966               31,109
                                                       ----------           ----------           ---------            ---------

      TOTAL INCOME                                        54,306               58,197               47,117               42,194
                                                       ==========           ==========           =========            =========

RATIO OF INCOME TO FIXED CHARGES
   INCLUDING INTEREST ON DEPOSITS                           1.68                 1.57                 1.63                 1.36
                                                       ==========           ==========           =========            =========

(In Millions)
                                                       Year Ended
                                                       December 31,      Three Months Ended March 31,
EXCLUDING INTEREST ON DEPOSITS:                          1997              2002              2001
                                                       ----------      ----------         ----------
FIXED CHARGES:
   INTEREST EXPENSE (OTHER THAN
      INTEREST ON DEPOSITS)                               17,645           3,095              6,063
   INTEREST FACTOR IN RENT EXPENSE                           321             104                109
                                                       ----------      ----------         ----------

      TOTAL FIXED CHARGES                                 17,966           3,199              6,172
                                                       ----------      ----------         ----------

INCOME:
   INCOME BEFORE TAXES, MINORITY INTEREST
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES            12,305           7,105              5,579
   OTHER                                                       -               -                  -
   FIXED CHARGES                                          17,966           3,199              6,172
                                                       ----------      ----------         ----------

      TOTAL INCOME                                        30,271          10,304             11,751
                                                       ==========      ==========         ==========

RATIO OF INCOME TO FIXED CHARGES
   EXCLUDING INTEREST ON DEPOSITS                           1.68            3.22               1.90
                                                       ==========      ==========         ==========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
   INTEREST EXPENSE                                       27,299           4,899              9,523
   INTEREST FACTOR IN RENT EXPENSE                           321             104                109
                                                       ----------      ----------         ----------

      TOTAL FIXED CHARGES                                 27,620           5,003              9,632
                                                       ----------      ----------         ----------

INCOME:
   INCOME BEFORE TAXES, MINORITY INTEREST
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES            12,305           7,105              5,579
   OTHER                                                       -               -                  -
   FIXED CHARGES                                          27,620           5,003              9,632
                                                       ----------      ----------         ----------

      TOTAL INCOME                                        39,925          12,108             15,211
                                                       ==========      ==========         ==========

RATIO OF INCOME TO FIXED CHARGES
   INCLUDING INTEREST ON DEPOSITS                           1.45         2.42               1.58
                                                       ==========   ==========         ==========

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.